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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44764), Form S-8 (No. 333-42385), Form S-8
(333-62030), Form S-3 (No. 333-49301) and Form S-3 (No. 333-58038) of our report dated July 31, 2001 except for Note 19, as to which the date is August 24, 2001, relating to the consolidated financial statements and financial statement schedule of Affiliated Computer Services, Inc., which appears in Affiliated Computer Services, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.

PricewaterhouseCoopers LLP

Dallas, Texas
August 27, 2001